4Q23 Earnings Call Presentation

2 Safe Harbor 4Q23 Earnings Call Presentation This presentation may include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Pangaea’s and managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Pangaea’s business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Pangaea is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of logistics and shipping services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in Pangaea’s filings with the Securities and Exchange Commission and the filings of its predecessors. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Pangaea’s financial results are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, Pangaea’s financial results in any particular period may not be indicative of future results. Pangaea is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

3 4Q23 & FY2023 Performance Highlights Strong operating results highlight consistency of cargo-focused strategy Superior TCE rate driven by long-term COAs, seasonal ice-class utilization and cargo-focused strategy resulted in TCE rates exceeding the benchmark average Baltic Panamax and Supramax indices by 27%+ in 4Q23 and 39% for FY2023. Despite 43% y/y decline in market rates in 2023 as post-pandemic port capacity constraints eased, maintained Adj. EBITDA margins of 16% for FY2023, well above pre-pandemic levels of ~13% due to disciplined operating expense management and execution of chartered-in strategy. In November 2023, completed the sale of the Supramax Bulk Trident for $9.8 million. The Company will continue to evaluate fleet renewal and expansion opportunities, particularly in-light of growing demand in key trades. Continue to execute on key capital allocation priorities, maintaining cash dividend of $0.10 per common share, paid on March 15th. Geopolitical disruptions are supporting market pricing during a period of normal seasonal softness in Q1 . As of March 12, 2024, booked 3,513 revenue days at an average TCE of $17,430/day, and 1,300 charter-in expense days at an average cost of $17,100 During 2023, the Company deployed $7.2 million in capital to opportunistically expand its on-shore stevedoring business across the U.S mid-Atlantic and Gulf Coast regions to further vertically integrate its business model and improve its position in key trades.

4 4Q and FY2023 Performance Summary Adjusted EBITDA $s in Millions Adjusted EPS $s per Share TCE Rate $s per Shipping Day Operating Cash Flow $s in Millions $ 19 .7 $ 26 .9 $ 79 .7 $ 14 0 .9 4 Q 23 4 Q 22 FY 20 23 FY 20 22 $ 0 .16 $ 0 .32 $ 0 .6 9 $ 1.8 2 4 Q 23 4 Q 22 FY 20 23 FY 20 22 $ 24 $ 33 $ 53 .8 $ 134 .8 4 Q 23 4 Q 22 FY 20 23 FY 20 22 17,6 8 5 20 ,0 23 $ 15,8 4 9 $ 24 ,4 34 4 Q 23 4 Q 22 FY 20 23 FY 20 22

5 Outperforming Industry Benchmark Our TCE has exceeded the market by an average of 34% on a trailing 5-year basis Cargo Focused Business Model Consistently Delivers Above- Market Performance • Current 1Q24 booked TCE rate of $17,430, a 34% premium to the market average through the quarter.* • Our niche, higher- margin trades remain a key area of differentiation. * Q1 24 estimated TCE performance based on shipping days booked as of March 11, 2024 **Average of the published Panamax and Supramax indices, net of commission - 1,000 2,000 3,000 4,000 5,000 6,000 $- $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 D ay s TC E R at e ($ s p er S h ip p in g D ay ) PANL Total Shipping Days PANL TCE Rate Market TCE Rate**

6 Recent Vessel Acquisitions Disciplined acquiror of complementary assets MV Bulk Sachuest - Supramax MV Bulk Courageous - Ultramax MV Bulk Promise - Panamax MV Bulk Valor - Supramax MV Bulk Concord - Panamax MV Nordic Nuluujaak – Post Panamax(1) MV Nordic Qinnqua – Post Panamax(1) MV Nordic Sanngijug – Post Panamax(1) MV Nordic Siku – Post Panamax(1) (1) Vessels are owned through a Joint Venture, of which Pangaea owns 50%. 2021 Purchased 7 vessels for $205 million Purchased 3 vessels for $64 million 2022 & 2023 MV Bulk Prudence - Ultramax

7 Return of Capital Program Stable quarterly cash dividend supported by stable profitability Annual Dividend Payout Ratio % of Adjusted Net Income Total Annual Cash Dividend Paid $s per Share Annual Dividend Coverage Ratio Ratio of Operating Cash Flow to Dividends Issued Ta rg e te d d ivid e nd p o lic y is a im e d towa rd sust a ina b ilit y t h ro ug h the c yc le Divid e nd p ayo ut ha s inc re a se d a m id favo ra b le m a rke t co nd it io ns a nd s t ra te g ic exe c ut io n Im p rove d m a rg ins a nd c a sh co nve rs io n sup p o rt d ivid e nd cove ra g e d e sp ite vo la t ile d ry b ulk m a rke t 6 .3% 7.4% 16 .5% 58 .0% 20 20 20 21 20 22 20 23 $ 0 .0 2 $ 0 .11 $ 0 .30 $ 0 .4 0 20 20 20 21 20 22 20 23 22.9 x 11.2x 10 .1x 3 .0 x 20 20 20 21 20 22 20 23

# Balance Sheet Update

Ample liquidity to support ongoing growth of business

| Opportunistically invested in owned ship fleet during 2021 amid attractive market dynamics | Repaid over $35 million in debt during 2023 through operating cash flow and vessel sales | Capital allocation priorities will be balanced between debt repayment, fleet investment, opportunistic M&A and shareholder returns |
|---|---|---|



Total Net Debt
Total Cash
Net Leverage
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$-
$s in Millions
3.0x
2.5x
2.0x
1.5x
1.0x
0.5x
0.0x
TTM Net Debt/Adj. EBITDA
2019
2020
2021
2022
2023
2.4x
2.7x
2.4x
1.3x
2.1x
$53.1
$127.8
$46.9
$116.4
$56.2
$255.5
$128.4
$175.6
$99.0
$168.9

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9 Macro Shipping Outlook Focused on providing comprehensive logistics solutions with targeted dry bulks Near Term Outlook (1H24) Medium Term Outlook (Full-Year 2024) Long-Term Outlook (2024-2026) • Geo-political tensions are continuing to create market inefficiencies and support market pricing during the typically soft Q1 period • US Infrastructure spending is beginning to ramp up, creating favorable tailwinds for construction related raw materials • Global dry bulk fleet growth is expected to remain limited amid limited new-building activity • Trade disruptions resulting from geopolitical tensions are expected to increase could create opportunities as trade looks to avoid regions of turmoil • Current risk to medium-term rate improvement is a more pronounced global recession • Clarity in emissions free fuel alternatives creates opportunity for fleet renewal and niche offerings • Supply chain reorganizations provide the opportunity for the Company to grow its logistics offerings with new and existing customers • Emissions regulations will continue to put pressure on markets as fleets age amid limited new and compliant vessels are built

10 Value Creation Strategy Durable business model insulated from macro volatility – focused on deploying capital to drive above-sector growth Integrated shipping- logistics model • Provide solutions to customer supply chain issues • More efficient, lower total cost of delivery for customer • Adds volume and margins to PANL ocean freight offerings High fleet utilization • Utilize chartered in fleet to arbitrage vessel positions and provide more revenue days Organic investment • Expand capabilities to offer cargo movement beyond ocean transportation • Expand owned fleet for growth using our unique business plan • Apply consistent approach to expand and renew fleet Inorganic investment • Purchase vessels in support of existing long- term COAs, to maximize returns • Acquire logistics companies to grow in logistics sector Return of capital • Sustain consistent dividend approach, not a payout formula • Conserve capital for fleet renewal and opportunistic growth • Compensate for volatility of sector by maintaining reasonable liquidity Balance sheet optionality • Promote historical lending relationships, sustainable business plan, and consistent performance to help provide favorable lending terms • Maintain low net leverage and substantial free cash generation to provide flexibility in financing growth projects • Consider joint ventures to help mitigate risks and create synergies

11 Investment Conclusion Small-cap growth play with stable return of capital program Integrated shipping-logistics model delivering consistent, above-market returns Focused on consistently high fleet utilization to drive operating leverage Positioned to benefit from tightening global supply of dry- bulk vessels amid continued demand growth On-shore logistics offering provides significant, incremental revenue opportunities Leading position within Ice-Class trades supports superior earned TCE rates Disciplined capital allocation strategy Long-term cargo-based contracts provide multi-year demand visibility Significant balance sheet optionality to pursue growth, low net leverage

Co nfid e n t ia l: Pa ng a e a Lo g is t ic s So lu t io ns Appendix

13 Selected Balance Sheet Data (in thousands,may not foot due to rounding) December 31, 2023 December 31, 2022 (audited) (audited) Current Assets Cash and cash equivalents 99,038$ 128,385$ Accounts receivable, net 47,892 36,755 Other current assets 44,897 57,371 Total current assets 191,826 222,511 Fixed assets, including finance lease right of use assets, net 504,659 520,446 Goodwill 3,105 - Other Non-current Assets 5,590 5,284 Total assets 705,180$ 748,241$ Current liabilities Accounts payable, accrued expenses and other current liabilities 35,836$ 38,554$ Current portion long-term debt and finance lease liabilities 52,722 32,148 Other current liabilities 16,776 21,510 Total current liabilties 105,334 92,212 Secured long-term debt and finance lease liabilities, net 211,713 267,334 Other long-term liabilities 17,937 19,974 Total Pangaea Logistics Solutions Ltd. equity 323,886 314,226 Non-controlling interests 46,310 54,495 Total stockholders' equity 370,196 368,722 Total liabilities and stockholders' equity 705,180$ 748,241$

Selected Income Statement Data

(in thousands,may not foot due to rounding)	Three months ended December 31, **2023** (unaudited)	Three months ended December 31, 2022 (unaudited)	Twelve months ended December 31, **2023** (audited)	Twelve months ended December 31, 2022 (audited)
Revenues:				
Voyage revenue	**$ 122,281**	$ 117,340	**$ 468,581**	$ 640,034
Charter revenue	**7,079**	10,584	**23,716**	59,673
Terminal & stevedore revenue	**2,517**	-	**6,971**	-
Total revenue	**131,877**	127,923	**499,268**	699,707
Expenses:				
Voyage expense	**57,085**	54,214	**227,435**	262,089
Charter hire expense	**33,850**	28,157	**111,034**	222,332
Vessel operating expenses	**14,713**	15,380	**55,784**	56,859
Terminal Expenses	**1,917**	-	**5,809**	-
General and administrative	**5,666**	3,908	**22,781**	20,103
Depreciation and amortization	**7,524**	7,529	**30,070**	29,490
Loss on impairment of vessel	**-**	-	**-**	3,008
Loss on sale of vessel	**566**	-	**1,739**	318
Loss on sale and leaseback of vessels	**-**	-	**-**	-
Total expenses	**121,322**	109,188	**454,651**	594,199
Income from operations	**10,555**	18,735	**44,617**	105,508
Total other expense, net	**(8,377)**	(2,923)	**(16,079)**	(20,000)
Net income	**2,178**	15,812	**28,538**	85,508
Income attributable to noncontrolling interests	**(1,042)**	(309)	**(2,214)**	(6,016)
Net income attributable to Pangaea Logistics Solutions Ltd.	**$ 1,136**	$ 15,503	**$ 26,323**	$ 79,491
Adjusted EBITDA [1]	**$ 19,682**	$ 26,864	**$ 79,724**	$ 140,898

Adjusted EBITDA represents net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, interest income, income taxes, depreciation and amortization, loss on impairment, loss on sale and leaseback of vessels, share-based compensation, other non-operating income and/or expense, and other non-recurring items, if any.

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15 Reconciliation of Non-GAAP Measures 12/31/2023 12/31/2022 12/31/2023 12/31/2022 (unaudited) (unaudited) (unaudited) (unaudited) Net Transportation and Service Revenue Gross Profit 19,040,854$ 22,700,870$ 69,868,128$ 129,050,037$ Add: Vessel Depreciation and amortization 7,187,353 7,471,538 29,338,912 29,376,777 Net transportation and service revenue 26,228,207$ 30,172,408$ 99,207,040$ 158,426,814$ Adjusted EBITDA Net Income 2,177,900$ 15,812,044$ 28,537,772$ 85,507,704$ Interest expense, net 3,596,407 3,649,940 13,453,413 14,772,164 (Loss) income attributable to Non-controlling interest recorded as long-term liability interest expense (565,648) 755,563 462,150 6,717,414 Depreciation and amortization 7,524,045 7,529,397 30,070,395 29,489,810 EBITDA 12,732,704 27,746,944 72,523,730 136,487,092 Non-GAAP Adjustments: Loss on impairment of vessels - - - 3,007,809 Loss on sale of vessels 566,315 - 1,738,511 318,032 Share-based compensation 694,293 309,754 2,087,807 1,767,726 Unrealized (gain) loss on derivative instruments, net 5,685,406 (1,192,416) 2,925,347 (682,323) Other non-recurring items 3,195 - 448,373 - Adjusted EBITDA 19,681,913$ 26,864,282$ 79,723,768$ 140,898,336$ For the three months ended For the twelve months ended

16 Reconciliation of Non-GAAP Measures 12/31/2023 12/31/2022 12/31/2023 12/31/2022 (unaudited) (unaudited) (unaudited) (unaudited) Earnings Per Common Share Net income attributable to Pangaea Logistics Solutions Ltd. 1,136,202$ 15,502,601$ 26,323,300$ 79,491,413$ Weighted average number of common shares - basic 44,815,282 44,435,664 44,773,899 44,398,987 Weighted average number of common shares - diluted 45,392,225 44,985,969 45,475,453 45,059,587 Earnings per common share - basic 0.03$ 0.35$ 0.59$ 1.79$ Earnings per common share - diluted 0.03$ 0.34$ 0.58$ 1.76$ Adjusted EPS Net income attributable to Pangaea Logistics Solutions Ltd. 1,136,202$ 15,502,601$ 26,323,300$ 79,491,413$ Non-GAAP Add: Loss on impairment of vessels - - - 3,007,809 Loss on sale of vessels 566,315 - 1,738,511 318,032 Unrealized (gain) loss on derivative instruments, net 5,685,406 (1,192,416) 2,925,347 (682,323) Other non-recurring items 3,195 - 448,373 - Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd. 7,391,118 14,310,185 31,435,531 82,134,931 Weighted average number of common shares - basic 44,815,282 44,435,664 44,773,899 44,398,987 Weighted average number of common shares - diluted 45,392,225 44,985,969 45,475,453 45,059,587 Adjusted EPS - basic 0.16$ 0.32$ 0.70$ 1.85$ Adjusted EPS - diluted 0.16$ 0.32$ 0.69$ 1.82$ For the three months ended For the twelve months ended